                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Company
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Morton International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

PROXY STATEMENT SUPPLEMENT
(TO JOINT PROXY STATEMENT/PROSPECTUS DATED MAY 21, 1999)

[MORTON LOGO]

                           MORTON INTERNATIONAL, INC.
                           PROXY STATEMENT SUPPLEMENT

                           -------------------------

     This proxy statement supplement relates to the joint proxy statement/prospectus of Morton International, Inc. and Rohm and Haas Company, dated May 21, 1999, which serves as a proxy statement of Morton International, Inc. for its special meeting of shareholders to be held on June 21, 1999. As described in the joint proxy statement/ prospectus, Rohm and Haas, Morton Acquisition Corp. (formerly Gershwin Acquisition Corp.) and Morton International, Inc. entered into a merger agreement, dated as of January 31, 1999, providing for the merger of Morton Acquisition Corp., a wholly owned subsidiary of Rohm and Haas, into Morton International, Inc.

     On June 7, 1999, the parties amended the merger agreement to provide that at the effective time of the merger, Morton International, Inc.'s articles of incorporation as in effect immediately before the effective time will continue to be the articles of incorporation of the corporation surviving the merger as a wholly owned subsidiary of Rohm and Haas. Accordingly, Exhibit 2.4 to the merger agreement attached as Annex A to the joint proxy statement/prospectus, which set forth Restated Articles of Incorporation, is deleted. A copy of the amendment to the merger agreement is included with this proxy statement supplement as Annex A and incorporated by reference into this proxy statement supplement.

THE SECURITIES AND EXCHANGE COMMISSION AND THE STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE SHARES OF ROHM AND HAAS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THE JOINT PROXY STATEMENT/PROSPECTUS OR THIS PROXY STATEMENT SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this proxy statement supplement is June 8, 1999

                                                                         ANNEX A

                                   AMENDMENT

     AMENDMENT, dated as of June 7, 1999, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 31, 1999, among Rohm and Haas Company, a Delaware corporation ("Parent"), Morton Acquisition Corp. (formerly Gershwin Acquisition Corp.), an Indiana corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Morton International, Inc., an Indiana corporation (the "Company").

     WHEREAS, Section 8.4 of the Merger Agreement provides that the Merger Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors;

     WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have duly approved this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, Parent, Purchaser and the Company hereby agree as follows:

          1. Section 2.4(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

             "(a) The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the BCL."

          2.  Exhibit 2.4 to the Merger Agreement is deleted.

          3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          4. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ROHM AND HAAS COMPANY

By:                            /s/ BRADLEY J. BELL
    -----------------------------------------------------
    Title: Senior Vice President

MORTON ACQUISITION CORP.

By:                            /s/ ROBERT P. VOGEL
    -----------------------------------------------------
    Title: Vice President

MORTON INTERNATIONAL, INC.

By:                            /s/ S. JAY STEWART
    -----------------------------------------------------
    Title: Chairman and Chief Executive Officer